UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2015

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: PMC Commercial Trust

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On September 14, 2015, five officers, directors and family trusts of directors of CIM Commercial Trust Corporation (the “Company”) entered into plans (each a “Plan” and collectively the “Plans”) pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, to purchase shares of common stock of the Company up to an aggregate of $5,000,000.  Under the Plans, a broker dealer will make periodic purchases of the Company’s common stock at prevailing market prices, subject to limitations specified in each Plan.  Each Plan will become effective on October 1, 2015 and terminate on October 1, 2016 (unless terminated earlier in accordance with such  Plan).  The timing of the share purchases will depend on a variety of factors, including market conditions, and participating purchasers may purchase less than the aggregate dollar amount of shares of common stock indicated above.

The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any directors, officers or other employees in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:      September 14, 2015

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ David Thompson
David Thompson, Chief Financial Officer

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